Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$763,600
Unrealized Gain (Loss) on Market Value of Futures	(110,190)
Dividend Income	257
Interest Income	41
ETF Transaction Fees	1,000
Total Income (Loss)	$654,708

Expenses
Investment Advisory Fee	$6,722
Brokerage Commissions	860
Non-interested Directors' Fees and Expenses	63
Other Expenses	22,072
Total Expenses	29,717
Expense Waiver	(20,728)
Net Expenses	$8,989
Net Gain (Loss)	$645,719

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/11	$12,615,031
Withdrawals (100,000 Units)	(6,535,913)
Net Gain (Loss)	645,719

Net Asset Value End of Period	$6,724,837
Net Asset Value Per Unit (100,000 Units)	$67.25

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502